UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2026

SURF AIR MOBILITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41759	36-5025592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(424) 332-5480

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	SRFM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Omnibus Amendment and Exchange Agreement

On June 30, 2026, Surf Air Mobility Inc. (the “Company”) entered into an Omnibus Amendment and Exchange Agreement (the “Exchange Agreement”) with one of its current lenders and an institutional investor, pursuant to which the Company and such lender agreed to exchange the existing Senior Secured Convertible Note due 2028, with an initial aggregate principal amount of $74 million issued on November 12, 2025 (the “Prior Note”).

Pursuant to the Exchange Agreement, the Prior Note, with a current outstanding principal balance of $46,857,142.89 will be exchanged for (i) a new Senior Secured Convertible Note due 2027, with an aggregate principal amount of $16,857,142.89 (the “New Convertible Note”) and (ii) a new Senior Secured Term Note due 2028, with an aggregate principal amount of $30,000,000 (the “New Term Note” and collectively, the "New Notes").

The New Term Note will accrue interest at a rate of 12% per annum beginning January 1, 2027. The New Term Note will mature on January 1, 2028, unless earlier repaid.

The New Convertible Note will mature on July 1, 2027, unless earlier converted, redeemed or repurchased. Repayment of any principal amount remaining outstanding at maturity will be required to be made at 110% of such principal amount. The New Convertible Note may be converted at an initial conversion rate of 896.0573 shares of Common Stock per $1,000 principal amount of Note (equivalent to an initial conversion price of approximately $1.116 per share of Common Stock), representing an aggregate of 16,186,615 shares of Common Stock issuable upon the conversion of the New Convertible Note. The conversion rate is subject to adjustment if certain events occur.

The holder will have the option to require the Company to partially redeem the New Convertible Note on the first calendar day of each month beginning on August 1, 2026 in cash or in shares of common stock (a “Partial Redemption Payment”). For Partial Redemption Payments made in shares of common stock, the Company may make such payment in an amount equal to the greater of (i) 6% of the aggregate daily volume of the common stock for all trading days during the relevant determination period, subject to a cap of $3,000,000 and (ii) $2,000,000. For a Partial Redemption Payment payable in cash, such payment amount shall be $2,000,000. Any such partial redemption payment (whether in cash or in shares) shall reduce the principal amount by such paid amount divided by one hundred ten percent (110%).

In the event of a fundamental change, as described in the New Notes and generally including (i) any person or group becoming the beneficial owner of more than 50% of the voting power represented by the outstanding Common Stock, (ii) the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets and (iii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property, the holder of the Note will have the right to require the Company to repurchase the New Notes (or a portion thereof) for a cash purchase price equal to the Fundamental Change Repurchase Price (as defined in each of the New Convertible Note and the New Term Note).

The New Notes contain customary events of defaults, consistent with the Prior Note.

The New Notes are subject to comprehensive negative and affirmative covenants, including, inter alia, restrictions on its ability to incur indebtedness, create liens, make investments, declare or pay cash dividends or repurchase equity, and transfer or sell material assets, in each case subject to certain enumerated exceptions. The Company must also maintain a minimum liquidity of equal to: (1) at all times, $5,000,000; and (2) at all times during at least forty-five (45) calendar days out of any sixty (60) consecutive calendar day period, $8,000,000. in unrestricted cash and cash equivalents in controlled accounts. In addition, the Company must maintain a required reserve of 60,000,000 shares of authorized and unissued common stock. The Company must also maintain at least $30,000,000 in available capacity under either an equity line of credit or an “at-the-market” offering within the meaning of Rule 415(a)(4) of the Securities Act pursuant to which the Company may issue and sell shares of common stock from time to time. Additional affirmative covenants require the Company to maintain its business within existing lines, preserve its corporate existence, properties and intellectual property rights, maintain adequate insurance and ensure affiliate transactions are on arm’s length terms.

Each of the New Convertible Note and the New Term Note will be senior secured obligations of the Company, guaranteed by substantially all of the Company’s subsidiaries, and secured by assets of the Company and certain of the Company’s subsidiaries, and the Company’s obligations thereunder will be subject to a security interest on the assets of the Company and the subsidiary guarantors, subject to certain exceptions.

In addition, pursuant to the Exchange Agreement, the Company voluntarily reduced the exercise price of the warrants to purchase shares of common stock issued to an institutional investor on November 10, 2025, from $3.32 to $1.12 per share.

The New Notes, and, in the case of the New Convertible Note, the shares of common stock issuable upon the conversion of the New Convertible Note are being offered and sold in reliance on the private placement exemption from registration provided by Section 4(a)(2), as well as Section 3(a)(9), of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing descriptions of the Exchange Agreement, the New Term Note and the New Convertible Note are qualified in their entirety by reference to the full text of the forms of Exchange Agreement, the New Term Note and the New Convertible Note, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Asset-Backed Financing Transaction

On June 30, 2026, the Company, an institutional collateral agent and certain purchaser parties thereto (the “Purchasers”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Purchasers purchased certain Senior Secured Debentures, with an aggregate face amount of $21,600,000 (the “Secured Debentures”), issued by Southern Airways Pacific, LLC and Southern Airways Express, LLC, each a subsidiary of the Company (individually and collectively, as the context requires, the “Subsidiaries”).

The initial Secured Debenture with an aggregate principal amount of approximately $7,000,000 was issued on June 30, 2026 and was used to finance a portion of the purchase price of certain Cessna Grand Caravan aircraft, and the remaining balance of the Secured Debentures in an amount equal to approximately $14,000,000 will be issued upon satisfaction of certain closing conditions and will be used for general working capital. The Secured Debenture is secured by the purchased aircraft and certain other aircraft assets of the Subsidiaries.

The Secured Debentures shall accrue interest at 13.5% per annum payable monthly in arrears in cash on the last day of each month, mature on June 30, 2031, be issued with an original issue discount of $600,000, provide for monthly amortization payments of $220,000 beginning on June 30, 2027 and on the last day of each month thereafter and permit prepayment at par without any prepayment premium, repayment premium, make-whole or penalty.

In addition, the Company issued the Purchasers tranche A warrants to purchase an aggregate of 710,294 shares of common stock at an exercise price of $1.2555 and tranche B warrants to purchase an aggregate of 617,647 shares of common stock at an exercise price of $1.6740. Each of the tranche A warrants and tranche B warrants (collectively, the “Warrants”) are immediately exercisable and have a term of five years. In addition, on June 30, 2026, the Company and the Purchasers also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the shares of common stock issuable upon the exercise of the tranche A warrants and the tranche B warrants within 45 days following the date of the execution of the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement, the Secured Debentures, the Warrants and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the forms of the Purchase Agreement, the Secured Debentures, Warrants and the Registration Rights Agreement copies of which are filed as Exhibits 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The Company notes that the representations, warranties and covenants made by the Company and its subsidiaries in any agreement that is filed as an exhibit to any document that is filed herewith were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to or in favor of any stockholder or potential stockholder of the Company or its subsidiaries other than the parties thereto. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s or its subsidiaries’ affairs at any time.

The Warrants and the shares of common stock issuable upon the exercise of the Warrants are being offered and sold in reliance on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act.

Letter of Credit and Reimbursement Agreement Amendment

In connection with the foregoing financing transactions of the Company, the Company is required to cause the issuance and delivery of an irrevocable standby letter of credit in an amount equal to $14,000,000 to backstop the Debentures (the “Debenture Letter of Credit”). In addition, the Company is required to cause an existing $30,000,000 letter of credit related to the Note to be amended to contain references to the New Convertible Note and the New Term Note (the “Note Letter of Credit” and, collectively, the “Letters of Credit”). The Debentures, New Convertible Note and New Term Note contain certain representations and warranties, covenants and events of default. Upon the occurrence of certain events of default, the holders of the Debentures, New Convertible Note and New Term Note would have the right to draw upon their respective Letters of Credit.

On June 30, 2026, the Company also entered into an amendment to the Company’s existing reimbursement agreement, dated as of such date (as amended, the “Reimbursement Agreement”), among the Company, the subsidiaries of the Company party thereto and Park Lane Investments LLC ("Park Lane"), to add the

Debenture Letter of Credit to the scope of the Reimbursement Agreement and revise the references to the Note Letter of Credit. If either Letter of Credit is drawn upon, the Company will be required to reimburse Park Lane for the drawn amount and pay interest to Park Lane at 15.00% per annum on such drawn amounts (subject to increase in the event of default). The Company is separately obligated to pay a fee of 1.00% per annum to Park Lane on the outstanding principal amount of the backstop letter of credit. In the event the Company raises capital in certain equity offerings, a portion of the net cash proceeds from such equity offerings is required to be remitted to Park Lane to be held in trust in accordance with the Reimbursement Agreement. The obligations under the Reimbursement Agreement are guaranteed by certain of the Company’s subsidiaries, and subject to a security interest on assets of the Company and the subsidiary guarantors, subject to certain exceptions. The Reimbursement Agreement contains certain representations and warranties, covenants and events of default. As consideration for Park Lane’s commitment to provide credit support for the Debenture Letter of Credit, the Company has agreed, subject to the completion of certain conditions, to issue warrants to purchase up to 2,500,000 shares of Common Stock at an exercise price equal to the “Minimum Price” as determined under the rules of the New York Stock Exchange.

The foregoing description of the Reimbursement Agreement is qualified in its entirety by reference to the full text of the form of the Reimbursement Agreement, a copy of which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the Exchange Agreement, Purchase Agreement, the New Term Note, the New Convertible Note, the Secured Debentures and the Warrants is incorporated herein by reference. The shares of common stock issuable upon conversion of the New Convertible Note and the exercise of the Warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01. Regulation FD Disclosure.

On July 1, 2026, the Company issued a press release announcing the offerings described in Item 1.01, a copy of which is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 and Exhibit 99.1 is being furnished to and not filed with the Securities and Exchange Commission and shall not be deemed as incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act, except to the extent specifically provided in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Omnibus Amendment and Exchange Agreement
10.2	Form Senior Secured Convertible Note due 2027
10.3	Form Senior Secured Term Note due 2028
10.4	Form of Purchase Agreement
10.5	Form of Secured Debenture
10.6	Form of Tranche A and Tranche B Warrants
10.7	Form of Registration Rights Agreement
10.8	Second Amendment to Reimbursement Agreement
99.1	Press Release dated July 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURF AIR MOBILITY INC.

Date: July 1, 2026	By:	/s/ Deanna White
	Name:	Deanna White
	Title:	Chief Executive Officer